EXHIBIT 10.3

FIRST SUPPLEMENTAL INDENTURE

dated as of December 8, 2014

among

KCAP SENIOR FUNDING I, LLC,
as Issuer

and

U.S. Bank National Association,
as Trustee

to

the Indenture, dated as of June 18, 2013,
among the Issuer and the Trustee

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 8, 2014 (this “First Supplemental Indenture”), between KCAP Senior Funding I, LLC, a Delaware limited liability company (the “Issuer”) and U.S. Bank National Association, as Trustee (herein, together with its permitted successors and assigns, the “Trustee”), is entered into pursuant to the terms of the Indenture, dated as of June 18, 2013 among the Issuer and the Trustee (the “Indenture”). Capitalized terms used in this First Supplemental Indenture that are not otherwise defined herein have the meanings assigned thereto in the Indenture.

PRELIMINARY STATEMENT

WHEREAS, the Issuer and the Trustee, at any time and from time to time, may enter into pursuant to Section 8.1(a)(x) of the Indenture, with the written consent of the Collateral Manager but without the consent of the Holders, one or more supplemental indentures to issue additional Notes of all then existing Classes in the form of pari passu sub-classes;

WHEREAS, the Issuer and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures pursuant to Section 8.1(a)(viii) of the Indenture, with the written consent of the Collateral Manager but without the consent of the Holders, to correct or supplement any inconsistent or defective provisions therein or to cure any ambiguity, omission or errors therein;

WHEREAS, the Issuer and the Trustee desire to enter into this First Supplemental Indenture on the date hereof (the “Additional Issuance Closing Date”) to make changes necessary to issue additional Notes of all (and proportionally to all then) existing Classes in the form of pari passu sub-classes, including the U.S.$30,900,000 Class A-2 Senior Secured Floating Rate Notes due 2024 (the “Class A-2 Notes”), the U.S.$3,600,000 Class B-2 Senior Secured Floating Rate Notes due 2024 (the “Class B-2 Notes”), the U.S.$4,000,000 Class C-2 Secured Deferrable Floating Rate Notes due 2024 (the “Class C-2 Notes”), the U.S.$3,600,000 Class D-2 Secured Deferrable Floating Rate Notes due 2024 (the “Class D-2 Notes”) and the U.S.$13,900,000 Subordinated Notes (together with the Class A-2 Notes, the Class B-2 Notes, the Class C-2 Notes and the Class D-2 Notes, the “Additional Issuance Notes”), on the date hereof;

WHEREAS, the Issuer and the Trustee desire to enter into this First Supplemental Indenture to make changes necessary to correct an inconsistent and defective provision with respect to certain monthly reporting requirements resulting from the replacement of Article 122a with Articles 401-404 of Regulation (EU) No. 575/2013; and

WHEREAS, the Collateral Manager has certified that issuance of the Additional Issuance Notes and the terms of this First Supplemental Indenture will meet the requirements specified in Sections 2.13, 3.2 and 8.3 of the Indenture.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

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SECTION 1.      Terms of the Additional Issuance Notes and Section 8.1(a)(x) Amendments to the Indenture.

(a)                The Issuer will issue the Additional Issuance Notes, which, along with the Notes issued under the Indenture on the Closing Date, shall have the designations, original principal amounts and other characteristics as follows:

Principal Terms of the Notes

Designation	Class A-1 Notes	Class A-2 Notes	Class B-1 Notes	Class B-2 Notes	Class C-1 Notes	Class C-2 Notes	Class D-1 Notes	Class D-2 Notes	Subordinated Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Subordinated
Original Principal Amount[1] (U.S.$)	$77,250,000	$30,900,000	$9,000,000	$3,600,000	$10,000,000	$4,000,000	$9,000,000	$3,600,000	$48,650,000
Stated Maturity	July 20, 2024	July 20, 2024	July 20, 2024	July 20, 2024	July 20, 2024	July 20, 2024	July 20, 2024	July 20, 2024	July 20, 2024
Fixed Rate Note	No	No	No	No	No	No	No	No	N/A
Floating Rate Note	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	N/A
Index	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	LIBOR	N/A
Index Maturity	3 month	3 month[2]	3 month	3 month[2]	3 month	3 month[2]	3 month	3 month[2]	N/A
Spread	1.50%	1.50%	3.25%	3.25%	4.25%	4.25%	5.25%	5.25%	N/A
Initial Rating(s)
S&P	“AAA (sf)”	“AAA (sf)”[3]	“AA (sf)”	“AA (sf)”[3]	“A (sf)”	“A (sf)”[3]	“BBB (sf)”	“BBB (sf)”[3]	N/A
Moody’s	“Aaa (sf)”	“Aaa (sf)”	“Aa2 (sf)”	“Aa2 (sf)”	“A2 (sf)”	“A2 (sf)”	“Baa2 (sf)”	“Baa2 (sf)”	N/A
Priority Classes	None	None	A-1, A-2	A-1, A-2	A-1, A-2, B-1, B-2	A-1, A-2, B-1, B-2	A-1, A-2, B-1, B-2, C-1, C-2	A-1, A-2, B-1, B-2, C-1, C-2	A-1, A-2, B-1, B-2, C-1, C-2, D-1, D-2
Pari Passu Subclasses	A-2	A-1	B-2	B-1	C-2	C-1	D-2	D-1	None
Junior Classes	B-1, B-2, C-1, C-2, D-1, D-2, Subordinated	B-1, B-2, C-1, C-2, D-1, D-2, Subordinated	C-1, C-2, D-1, D-2, Subordinated	C-1, C-2, D-1, D-2, Subordinated	D-1, D-2, Subordinated	D-1, D-2, Subordinated	Subordinated	Subordinated	None

1 As of the Closing Date with respect to the Original Secured Notes, and as of the Additional Issuance Date with respect to the Additional Issuance Secured Notes and the Subordinated Notes.

2 LIBOR for the first Interest Accrual Period following the Additional Issuance Date with respect to the Additional Issuance Secured Notes will be determined by interpolating between the rate appearing on the Reuters Screen for deposits with a term of one month and the rate appearing on the Reuters Screen for deposits with a term of three months.

3 Each Class of Additional Issuance Notes shall constitute a pari passu sub-class of an existing Class of Original Notes (issued as part of an additional issuance of Additional Issuance Notes, proportionally across all then existing Classes) pursuant to Section 2.13 herein. Accordingly, the Issuer anticipates that the ratings maintained by Moody’s and S&P with respect to each Class of Original Secured Notes will apply to each Class of Additional Issuance Notes that constitutes a related Pari Passu Class of such Class of Original Secured Notes.

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(b)               The issuance date of the Additional Issuance Notes shall be the Additional Issuance Closing Date;

(c)                Payments on the Additional Issuance Notes will be made on each Payment Date, commencing on the Payment Date in January 2015;

(d)               Section 1.1 of the Indenture shall be amended as follows:

(i)                 The following new definitions are inserted in Section 1.1 of the Indenture in the appropriate alphabetical order:

“Additional Issuance Date”: The date of the issuance of the Additional Issuance Notes pursuant to the First Supplemental Indenture, which shall be December 8, 2014.

“Additional Issuance Notes”: Collectively, the Additional Issuance Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, the First Supplemental Indenture (in each case having the characteristics specified in Section 2.3, as amended by the First Supplemental Indenture).

“Additional Issuance Secured Notes”: The Class A-2 Notes, the Class B-2 Notes, the Class C-2 Notes and the Class D-2 Notes, collectively.

“Class A Notes”: The Class A-1 Notes and the Class A-2 Notes, collectively.

“Class A-2 Notes”: The Class A-2 Senior Secured Floating Rate Notes issued pursuant to the First Supplemental Indenture and having the characteristics specified in Section 2.3, as amended by the First Supplemental Indenture.

“Class B Notes”: The Class B-1 Notes and the Class B-2 Notes, collectively.

“Class B-2 Notes”: The Class B-2 Senior Secured Floating Rate Notes issued pursuant to the First Supplemental Indenture and having the characteristics specified in Section 2.3, as amended by the First Supplemental Indenture.

“Class C Notes”: The Class C-1 Notes and the Class C-2 Notes, collectively.

“Class C-2 Notes”: The Class C-2 Secured Deferrable Floating Rate Notes issued pursuant to the First Supplemental Indenture and having the characteristics specified in Section 2.3, as amended by the First Supplemental Indenture.

“Class D Notes”: The Class D-1 Notes and the Class D-2 Notes, collectively.

“Class D-2 Notes”: The Class D-2 Secured Deferrable Floating Rate Notes issued pursuant to the First Supplemental Indenture and having the characteristics specified in Section 2.3, as amended by the First Supplemental Indenture.

“First Supplemental Indenture”: The first supplemental indenture hereto, dated as of the Additional Issuance Date.

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“Original Notes”: Collectively, the Original Secured Notes and the Subordinated Notes issued on the Closing Date, in each case, authorized by, and authenticated and delivered hereunder (in each case having the characteristics specified in Section 2.3).

“Original Secured Notes”: The Class A-1 Notes, the Class B-1 Notes, the Class C-1 Notes and the Class D-1 Notes, collectively.

(ii)               the definition of “Class” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Class”: A class of Notes consisting of each of the Class A-1 Notes; the Class A-2 Notes; the Class B-1 Notes; the Class B-2 Notes; the Class C-1 Notes; the Class C-2 Notes; the Class D-1 Notes; the Class D-2 Notes; each class or sub-class of additional Notes, if any, issued in accordance with Section 2.13 or 3.2; or the Subordinated Notes; provided that for purposes of any vote, request, demand, authorization, direction, notice, consent, waiver, objection or similar action under this Indenture, the Collateral Management Agreement or any other Transaction Document, each related Pari Passu Class of Notes shall vote together as (and constitute) a single Class; provided that, notwithstanding the foregoing, holders of any Pari Passu Class will vote separately by Class (from the Pari Passu Class related to it) with respect to any amendment or modification of the Indenture to the extent that such amendment or modification would by its terms directly affect the holders of any such Class exclusively, differently and materially adversely from the holders of the Pari Passu Class related to it. For the avoidance of doubt, (i) the Class A-1 Notes and the Class A-2 Notes shall be deemed to constitute pari passu sub-classes of the same Class, (ii) the Class B-1 Notes and the Class B-2 Notes shall be deemed to constitute pari passu sub-classes of the same Class, (iii) the Class C-1 Notes and the Class C-2 Notes shall be deemed to constitute pari passu sub-classes of the same Class, (iv) the Class D-1 Notes and the Class D-2 Notes shall be deemed to constitute pari passu sub-classes of the same Class and (v) except as otherwise expressly set forth herein or as the context may otherwise require, Notes of each such pari passu sub-class of the same Class shall be deemed to constitute Notes of the same Class.

(iii)             the definition of “Class A/B Notes” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Class A/B Notes”: The Class A Notes and the Class B Notes, collectively.

(iv)             the definition of “Class C-1 Coverage Tests” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

(v)               the definition of “Class D-1 Coverage Tests” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

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“Class D Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D Notes.

(vi)             the definition of “Controlling Class” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Controlling Class”: The Class A Notes so long as any Class A Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; and then the Subordinated Notes.

(vii)           The definition of “Interest Accrual Period” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Interest Accrual Period”: (i) With respect to the initial Payment Date and the Original Secured Notes, the period from and including the Closing Date to but excluding such Payment Date; (ii) with respect to the first Payment Date following the Additional Issuance Date and solely with respect to the Additional Issuance Secured Notes, the period from and including the Additional Issuance Date to but excluding such Payment Date; and (iii) in each case with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date, until the principal of the Secured Notes is paid or made available for payment.

(viii)         The definition of “Note Payment Sequence” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Note Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)	to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class A Notes (including any defaulted interest) until such amount has been paid in full;
(ii)	to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class B Notes (including any defaulted interest) until such amount has been paid in full;
(iii)	to the payment, in each case on a pro rata basis (based on amounts due to each such Pari Passu Class), of (1) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes and (2) second, any Deferred Interest on the Class C Notes, in each case, until such amounts have been paid in full;
(iv)	to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class C Notes until the Class C Notes have been paid in full;
(v)	to the payment, in each case on a pro rata basis (based on amounts due to each such Pari Passu Class), of (1) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes and (2) second, any Deferred Interest on the Class D Notes, in each case, until such amounts have been paid in full; and
(vi)	to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class D Notes until the Class D Notes have been paid in full.

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(ix)             The definition of “Notes” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Notes”: The Original Notes and the Additional Issuance Notes, collectively.

(x)               The definition of “Pari Passu Class” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Pari Passu Class”: With respect to any specified Class of Notes (including, without limitation, each pari passu sub-class created in connection with an additional issuance pursuant to Section 2.13(a)), each Class (or pari passu sub-class) that ranks pari passu to such Class, as indicated in Section 2.3, as amended by the First Supplemental Indenture.

(xi)             The definition of “Secured Notes” is hereby amended by deleting such definition in its entirety and replacing it with the following new definition:

“Secured Notes”: The Original Secured Notes and the Additional Issuance Secured Notes, collectively.

(e)                Section 2.13(a)(iii) of the Indenture shall be amended by deleting such clause in its entirety and replacing it with the following new clause:

“(iii) in the case of additional Notes of any one or more existing Classes (or pari passu sub-classes related thereto) (other than the Subordinated Notes), the aggregate principal amount of Notes of such Class (counted together with all Pari Passu Classes related thereto) issued in all additional issuances shall not exceed 100% of the Aggregate Outstanding Amount of the Notes of such Class on the Closing Date;”

(f)                Section 8.3 of the Indenture shall be amended by inserting the following as a new clause (f) at the end of such Section:

“(f) For purposes of any vote, request, demand, authorization, direction, notice, consent, waiver, objection or similar action under this Indenture, the Collateral Management Agreement or any other Transaction Document, each related Pari Passu Class of Notes shall vote together as (and constitute) a single Class; provided that, notwithstanding the foregoing, holders of any Pari Passu Class will vote separately by Class (from the Pari Passu Class related to it) with respect to any amendment or modification of this Indenture to the extent that such amendment or modification would by its terms directly affect the holders of any such Class exclusively, differently and materially adversely from the holders of the Pari Passu Class related to it.”

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(g)               Sections 11.1(a)(i)(C), 11.1(a)(i)(D), 11.1(a)(i)(F), 11.1(a)(i)(G), 11.1(a)(i)(I) and 11.1(a)(i)(J) of the Indenture shall be amended by deleting such clauses in their entirety and replacing them with the following new clauses, respectively:

“(C) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of accrued and unpaid interest on the Class A Notes;”

“(D) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of accrued and unpaid interest on the Class B Notes;”

“(F) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;”

“(G) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of any Deferred Interest on the Class C Notes;”

“(I) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;” and

“(J) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of any Deferred Interest on the Class D Notes;”

(h)               Sections 11.1(a)(iii)(C), 11.1(a)(iii)(D), 11.1(a)(iii)(E), 11.1(a)(iii)(F), 11.1(a)(iii)(G), 11.1(a)(iii)(H), 11.1(a)(iii)(I), 11.1(a)(iii)(J), 11.1(a)(iii)(K) and 11.1(a)(iii)(L), of the Indenture shall be amended by deleting such clauses in their entirety and replacing them with the following new clauses, respectively:

“(C) to the payment, in each case on a pro rata basis (based on amounts due to each such Pari Passu Class), of (1) first, accrued and unpaid interest on the Class A Notes and (2) second, any Make-Whole Payment due and payable on the Class A Notes;”

“(D) to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class A Notes, until the Class A Notes have been paid in full;”

“(E) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of accrued and unpaid interest on the Class B Notes;”

“(F) to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class B Notes, until the Class B Notes have been paid in full;”

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“(G) to the payment, on a pro rata basis (based amounts due to each such Pari Passu Class), of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;”

“(H) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of Deferred Interest on the Class C Notes;”

“(I) to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class C Notes, until the Class C Notes have been paid in full;”

“(J) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;”

“(K) to the payment, on a pro rata basis (based on amounts due to each such Pari Passu Class), of Deferred Interest on the Class D Notes; and

“(L) to the payment, on a pro rata basis (based on the Aggregate Outstanding Amount of each such Pari Passu Class), of principal of the Class D Notes, until the Class D Notes have been paid in full;”

(i)                 The definition of “LIBOR” in Exhibit C to the Indenture is hereby amended by adding the following proviso at the end of the first sentence therein:

“; provided further that with respect to the Additional Issuance Secured Notes, LIBOR for the first Interest Accrual Period following the Additional Issuance Date will be determined by interpolating between the rate appearing on the Reuters Screen for deposits with a term of one month and the rate appearing on the Reuters Screen for deposits with a term of three months.”

SECTION 2.      European Risk Retention and Section 8.1(a)(viii) Amendments to the Indenture.

(a)                Section 1.1 of the Indenture shall be amended as follows:

(i)                 The following new definitions are inserted in Section 1.1 of the Indenture in the appropriate alphabetical order:

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“Article 405(1)”: Article 405(1) of the CRR.

“CRR”: Regulation (EU) 575/2013.

“Retention Holder”: The meaning specified in the definition of “Retention Undertaking Letter”.

“Retention Requirement”: The requirement under Articles 404-410 of the CRR (read in conjunction with the Technical Standards) that the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposure.

“Retention Undertaking Letter” means the letter agreement delivered by KCAP Financial (in its capacity as retention holder, the “Retention Holder”) on the Additional Issuance Date relating to its undertakings in connection with Article 405(1).

“Similar Requirements”: Requirements similar to the Retention Requirement and any related due diligence requirements under Articles 404-410 of the CRR that (i) apply to investments in securitizations by investment funds managed by European Economic Area investment managers subject to the European Union Directive 2011/61/EU and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by European Economic Area insurance and reinsurance undertakings and by European Economic Area undertakings for collective investment in transferable securities.

“Technical Standards”: The final regulatory technical standards and implementing technical standards related to the CRR, as published in the Official Journal of the European Union and became effective on July 3, 2014.

(b)               Section 10.6(a)(xviii) of the Indenture shall be amended by deleting such section in its entirety and replacing it with the following:

“(xviii) A statement as to whether or not the Issuer and the Trustee received a confirmation from the Retention Holder as to its continuing compliance with the undertakings set out in the Retention Undertaking Letter with respect to its compliance with Article 405(1) by (a) holding a 100% membership interest in (and remaining as the sole member of) the Initial Subordinated Noteholder, which will in turn continue to hold Subordinated Notes with an aggregate principal amount of not less than 5% of the aggregate principal balance of all Collateral Obligations (or such lower amount, including 0%, if such lower amount is required or allowed under the Retention Requirement and Similar Requirements as a result of amendment, repeal or otherwise) and (b) not selling, hedging or otherwise mitigating (and not permitting the Depositor to sell, hedge or otherwise mitigate) its credit risk under or associated with the retained interest described in clause (a) above, except to the extent permitted in accordance with Article 405(1).”

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SECTION 3.      Issuance and Authentication of Additional Issuance Notes.

(a)                The Issuer hereby directs the Trustee to deposit in the Collection Account the proceeds of the Additional Issuance Notes received on the Additional Issuance Date.

(b)               The Additional Issuance Notes shall be issued as Rule 144A Global Secured Notes and Regulation S Global Secured Notes, in each case, substantially in the form attached to the Additional Issuance Date certifications and agreements and shall be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order and Issuer Request and upon receipt by the Trustee of the following:

(i)                 Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Issuance Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Additional Issuance Notes except as has been given.

(ii)               Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (i) evidencing the authorization by Resolution of the execution, authentication and delivery of the additional notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the additional notes to be authenticated and delivered as set forth in Section 1(a) hereto and (ii) certifying that (A) the attached copy of the Resolution is a true and complete copy thereof, (B) such Resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(iii)             Supplemental Indenture. A fully executed First Supplemental Indenture making such changes to the Indenture as are necessary to permit the issuance of the Additional Issuance Notes.

(iv)             Retention Undertaking Letter. A fully executed Retention Undertaking Letter.

(v)               Issuer Order and Issuer Request for Deposit of Funds into Accounts. An Issuer Order and Issuer Request signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the date hereof, authorizing the deposit of the net proceeds of the issuance of the Additional Issuance Notes into the Principal Collection Subaccount for use pursuant to Section 10.2 of the Indenture.

(vi)             Evidence of Required Consents. A certificate of the Collateral Manager consenting to the issuance of the Additional Issuance Notes.

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(vii)           Officers’ Certificate of Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under the Indenture and that the issuance of the Additional Issuance Notes applied for by it will not result in a default under the Indenture and that the issuance of the Additional Issuance Notes applied for by it will not result in a default under its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject, that all conditions precedent in the Indenture relating to the authentication and delivery of the Additional Issuance Notes have been complied with; that all expenses due or accrued with respect to the offering of such Additional Issuance Notes or relating to actions taken on or in connection with the issuance of the Additional Issuance Notes have been paid or reserves therefor have been made; and that all of the Issuer’s representations and warranties contained in the Indenture are true and correct as of the Additional Issuance Date.

SECTION 4.      Indenture to Remain in Effect.

(a)                Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms. Upon issuance and authentication of the Additional Issuance Notes, unless the context indicates clearly otherwise, all references in the Indenture (as amended by this First Supplemental Indenture) to (i) the Class A-1 Notes shall be deemed to be references to the Class A Notes (including, without limitation, in the definitions of “Redemption Price”, “Make-Whole Period” and “Make-Whole Payment”), (ii) the Class B-1 Notes shall be deemed to be references to the Class B Notes (including, without limitation, in the definition of “Redemption Price”), (iii) the Class C-1 Notes shall be deemed to be references to the Class C Notes (including, without limitation, in the definition of “Redemption Price”), (iv) the Class D-1 Notes shall be deemed to be references to the Class D Notes (including, without limitation, in the definition of “Redemption Price”), (v) the Class C-1 Coverage Tests shall be deemed to be references to the Class C Coverage Tests and (vi) the Class D-1 Coverage Tests shall be deemed to be references to the Class D Coverage Tests. All references in the Indenture to the Indenture or to “this Indenture” shall apply mutatis mutandis to the Indenture as modified by this First Supplemental Indenture. The Trustee shall be entitled to all rights, protections, immunities and indemnities set forth in the Indenture as fully as if set forth in this First Supplemental Indenture.

(b)               In addition, upon the effectiveness of this First Supplemental Indenture, the table in Section 2.3 of the Indenture shall be modified by substituting the table in Section 1(a) of this First Supplemental Indenture in lieu thereof.

SECTION 5.      Miscellaneous.

(a)                THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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(b)               This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(c)                Notwithstanding any other provision of this First Supplemental Indenture, the obligations of the Issuer under the Notes and the Indenture as supplemented by this First Supplemental Indenture are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture as supplemented by this First Supplemental Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, partner, employee, shareholder or incorporator of the Issuer, the Collateral Manager or their respective successors or assigns for any amounts payable under the Notes or (except as otherwise provided herein or in the Collateral Management Agreement) the Indenture as supplemented by this First Supplemental Indenture. It is understood that the foregoing provisions of this Section 5(c) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture as supplemented by this First Supplemental Indenture until the assets constituting the Assets have been realized. It is further understood that the foregoing provisions of this Section 5(c) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or the Indenture as supplemented by this First Supplemental Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.

(d)               Notwithstanding any other provision of the Indenture as supplemented by this First Supplemental Indenture, none of the Trustee nor the Holders or beneficial owners of the Notes may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or State bankruptcy or similar laws. Nothing in this Section 5(d) shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(e)                The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this First Supplemental Indenture and makes no representation with respect thereto.

(f)                The Issuer represents and warrants to the Trustee that this First Supplemental Indenture has been duly and validly executed and delivered by the Issuer and constitutes its respective legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms.

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(g)               This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h)               The Issuer hereby directs the Trustee to execute this First Supplemental Indenture and acknowledges and agrees that the Trustee shall be fully protected in relying upon the foregoing direction.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Supplemental Indenture as of the date first written above.

KCAP SENIOR FUNDING I, LLC, as Issuer

By:  ______________________________________

 Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:  ______________________________________

 Name:
Title:

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Consented to by:

KCAP FINANCIAL, INC.

as Collateral Manager

By:  ______________________________________

Name:
Title:

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